Exhibit 5.2

January 16, 2024

Clearmind Medicine Inc.

101 – 1220 West 6th Avenue

Vancouver, British Columbia V6H1A5

Re: Prospectus Supplement Pursuant to Rule 424(b)(5)

Ladies and Gentlemen:

We have acted as U.S. counsel to Clearmind Medicine Inc., a corporation existing under the laws of the Province of British Columbia, Canada (the “Company”), in connection with the Securities Purchase Agreement, dated January 11, 2024 (the “Securities Purchase Agreement”, which definition includes all listed exhibits and schedules thereto) entered into by and between the Company, and those certain investors signatory thereto, which provides for, among other things, the offer and sale by the Company of (i) 1,468,000 common shares, no par value, of the Company (the “Shares”) and (ii) pre-funded warrants to purchase 32,000 Shares (the “Pre-Funded Warrants”), pursuant to the Securities Purchase Agreement.

In the above capacity, we have reviewed (i) the registration statement on Form F-3, as amended (Registration No. 333-275991), for the registration of the Shares, the Pre-Funded Warrants and other securities of the Company initially filed by the Company on December 11, 2023 with the U.S. Securities and Exchange Commission (the “Commission) and declared effective on December 26, 2023, pursuant to the Securities Act, including the documents filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference therein (the “Incorporated Documents”), and the information deemed to be a part of the registration statement pursuant to Rule 430B under the Securities Act (the “Registration Statement”), (ii) the prospectus, dated December 26, 2023 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement, (iii) the Prospectus Supplement, dated January 11, 2024, which supplements the Base Prospectus, (iv) an executed copy of the Securities Purchase Agreement and (v) an executed copy of the Pre-Funded Warrants.

The Shares and Pre-Funded Warrants are to be sold by the Company pursuant to the Securities Purchase Agreement, the form of which has been filed as Exhibit 10.1 to the Report of Foreign Private Issuer on Form 6-K that are incorporated by reference into the Registration Statement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus Supplement that is a part of the Registration Statement, other than as expressly stated herein.

In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons. In making our examination of the documents executed by the parties, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. In addition, we have assumed that when issued and paid for pursuant to the Securities Purchase Agreement and the Pre-Funded Warrants, as applicable, the Shares, will be validly issued, fully paid and non-assessable.

Greenberg Traurig, P.A. | Attorneys at Law Azrieli Center, Round Tower | 132 Menachem Begin Road, 30th Floor | Tel Aviv, Israel 6701101 | T +1 +972 (0) 3 636 6000 | F +1 +972 (0) 3 636 6010
www.gtlaw.com

The opinions expressed herein are limited to the laws of the State of New York. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

You are separately receiving an opinion from Daniel N. Bloch with respect to the corporate proceedings relating to the issuance of the Shares and the Shares underlying the Pre-Funded Warrants.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that the Pre-Funded Warrants, when issued and sold by the Company and delivered by the Company in accordance with the terms of the Pre-Funded Warrants, when executed and delivered by the Company, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

The opinion above is subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. In addition, we express no opinion as to the enforceability of any rights to indemnification or contribution provided for in the Securities Purchase Agreement that are violative of the public policy underlying any law, rule or regulation.

We consent to the filing of this opinion as an exhibit to the Registration Statement (as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference into the Registration Statement), and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion letter is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion letter is given as of the date hereof and we do not undertake any liability or responsibility to inform you of any change in circumstances occurring, or additional information becoming available to us, after the date hereof which might alter the opinions contained herein.

Very truly yours,

/s/ Greenberg Traurig, P.A.